UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report: April 6, 2004

Date of Earliest Event Reported: April 6, 2004

DOLLAR TREE STORES, INC.
(Exact name of registrant as specified in its charter)

COMMISSION FILE NUMBER: 0-25464

VIRGINIA	54-1387365
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

500 Volvo Parkway
Chesapeake, VA 23320
(Address of principal executive offices)

Registrant’s telephone number, including area code: (757) 321-5000

Item 9. Regulation FD Disclosure.

Dollar Tree Stores, Inc. has released a business update for its first quarter of 2004, which is available via a recorded telephone announcement beginning today, April 6 after 5:00 PM EDT and continuing through Friday, April 9. The recorded announcement may be accessed by calling (757) 321-5TRE.

The text of that recorded announcement is included below:

Thank you for calling the Dollar Tree business update hotline. This is Eric Coble, Chief Financial Officer.

The information on this call about our future expectations, plans and prospects constitutes forward-looking statements under the Private Securities Litigation Reform Act of 1995. Our actual results may differ materially from those indicated by these forward-looking statements as a result of various important factors, including national and international events, consumer spending, and others described in our recent Annual Report and Quarterly Report on file with the SEC. This information is current only as of the date presented, and we will not update this information until our official quarterly sales release scheduled for Thursday, May 6th, before market open.

Our stated plan for the fiscal first quarter, which runs from February 1st through May 1st, is for total sales to be in the range of 700 to 720 million dollars. Through April 5th, the Company’s sales can be characterized as on-plan, and we are comfortable tightening the range to 710 to 720 million dollars based on trends we see today.

We expect our sales and earnings to be more weighted toward the second half of the year, as compared to last year. Please remember that our first-quarter results will include approximately $1 million of incremental pre-tax interest expense, associated with the debt refinancing we completed in March. This cost will impact only the first quarter, and will not affect future quarters. In addition, we anticipate that a shorter Easter selling season and a longer Christmas selling season this year will weight our results more toward the second half.

As of April 3rd, 2004, we operated 2,562 stores in 47 states, compared to 2,303 stores in 41 states at April 5th, 2003.

This hotline will next be updated on Tuesday, July 6th, 2004.

Thank you and have a nice day.

The information contained in this item is being furnished to the Securities and Exchange Commission pursuant to the Commission’s Regulation FD. Such information shall not be deemed “filed” for purposes of Section 18 of the Securities and Exchange Act of 1934 or otherwise subject to the liabilities of that Section. The information shall not be deemed incorporated by reference into any registration statement or other document filed pursuant to the Securities Act of 1933, except as expressly set forth by specific reference in such filing.

A WARNING ABOUT FORWARD-LOOKING STATEMENTS:

This document contains “forward-looking statements” as that term is used in the Private Securities Litigation Reform Act of 1995. Forward-looking statements address future events, developments and results, including our anticipated sales and earnings and seasonal fluctuations. For a discussion of the risks, uncertainties and assumptions that could affect our future events, developments or results, you should carefully review the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Business” sections in our Annual Report on Form 10-K filed March 28, 2003, as well as the risk factors appearing on pages 3-4 of the Annual Report. In light of these risks and uncertainties, the future events, developments or results described by our forward-looking statements in this document could turn out to be materially and adversely different from those we discuss or imply.

We are not obligated to release publicly any revisions to any forward-looking statements contained in this filing to reflect events or circumstances occurring after the date of this report or to reflect the occurrence of future events and you should not expect us to do so.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

DATE: April 6, 2004

   DOLLAR TREE STORES, INC.

By: /s/ Frederick C. Coble —————————————— Frederick C. Coble Chief Financial Officer